UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 10, 2008, UTEK Corporation entered into a Stock Purchase Agreement with Innovaro Ltd., a company organized under the laws of the United Kingdom and Wales, and its shareholders. UTEK is acquiring all of the outstanding shares of Innovaro for an initial consideration of £1,875,000 worth of UTEK Corporation unregistered common stock and up to an additional £1,875,000 worth of UTEK Corporation unregistered common stock if Innovaro attains revenue milestones during the three years following the closing of the transaction. UTEK will issue shares with a value of £1,875,000 at the initial closing, and an equal number of shares will be delivered to an escrow agent to be held and distributed to Innovaro’s shareholders if Innovaro meets the revenue milestones. Such shares will be delivered in three installments: 12, 24 and 36 months after closing. Any shares not delivered to the Innovaro shareholders will be returned to UTEK and cancelled. The number of shares of UTEK stock to be issued will be determined by taking the average of the middle market quotations for the stock as shown on the American Stock Exchange the stock for each of the 20 trading days prior to closing and dividing that amount into the dollar equivalent of £1,875,000. The stock purchase agreement restricts sales of the initial shares for 12 months following closing of the transaction. The initial shares and the remaining shares will be eligible to be sold pursuant to Rule 144 under the Securities Act of 1933. The transaction is expected to close in July 2008 subject to certain conditions and approvals.

Founded in 2000, Innovaro is headquartered in London (UK) and has offices in Cambridge (UK), Amsterdam (the Netherlands) and Munich (Germany) and has a global client base including both private and public sector organizations. Innovaro enables organizations to grow by helping them to develop and implement high-return innovation strategies and building leading edge capability so that innovation is delivered more effectively.

The transaction is expected to close on or before July 1, 2008. The closing is subject to a number of customary conditions.

The issuance of the UTEK stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated June 10, 2008, by and between Strategos, Inc., and UTEK Corporation.

99.1	Press release dated June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: June 16, 2008	By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer